Exhibit 99.1

National Vision Holdings, Inc. Reports First Quarter 2023 Financial Results

•Net revenue of $562.4 million, an increase of 6.6% from Q1 2022
•Comparable store sales growth of 3.0% and Adjusted Comparable Store Sales Growth of 0.8% from Q1 2022
•Net income of $18.3 million and Diluted EPS of $0.22 compared to $30.1 million and $0.34, respectively in Q1 2022
•Adjusted Operating Income of $39.9 million compared to $45.3 million in Q1 2022
•Adjusted Diluted EPS of $0.31 compared to $0.33 in Q1 2022
•Reaffirms fiscal 2023 outlook

Duluth, Ga. -- May 11, 2023 -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”) today reported its financial results for the first quarter ended April 1, 2023.
Reade Fahs, chief executive officer, stated, “Amidst an uncertain macro environment, we delivered positive comparable sales growth for the first quarter driven primarily by strength in our managed care business. Although we continue to experience exam capacity constraints and softness from our core uninsured customer, we are encouraged by the early results we are seeing with Optometrist recruiting and retention initiatives. We remain focused on executing against our strategic initiatives to evolve our operating model to thrive amidst the new realities facing our business and the industry and are reaffirming our guidance for fiscal 2023.”
Adjusted Comparable Store Sales Growth, Adjusted Operating Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted Operating Margin, Adjusted EBITDA Margin, and EBITDA are not measures recognized under generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP to GAAP Financial Measures” below for more information.
First Quarter 2023 Summary
•Net revenue increased 6.6% to $562.4 million compared to the first quarter of 2022. Net revenue was positively impacted by 2.0% due to the timing of unearned revenue on net revenue.
•Comparable store sales growth was 3.0% and Adjusted Comparable Store Sales Growth was 0.8%.
•The Company opened eight new stores, closed five stores, and ended the quarter with 1,357 stores. Overall, store count grew 5.0% from April 2, 2022 to April 1, 2023.
•Costs applicable to revenue increased 7.6% to $254.1 million compared to the first quarter of 2022. As a percentage of net revenue, costs applicable to revenue increased 50 basis points to 45.2% compared to the first quarter of 2022. This increase as a percentage of net revenue was primarily driven by the deleverage of optometrist-related costs, partially offset by higher eyeglass margin and increased eyeglass mix.
•SG&A increased 9.3% to $249.9 million compared to the first quarter of 2022. As a percentage of net revenue, SG&A increased 110 basis points to 44.4% compared to the first quarter of 2022. This increase as a percentage of net revenue was primarily driven by higher performance-based incentive compensation and higher payroll, partially offset by advertising leverage.
•Net income decreased 39.4% to $18.3 million compared to the first quarter of 2022. Net income margin decreased 250 basis points to 3.2% compared to the first quarter of 2022.
•Diluted EPS decreased 34.6% to $0.22 compared to the first quarter of 2022. Adjusted Diluted EPS decreased 5.4% to $0.31 compared to the first quarter of 2022. The net change in margin on unearned revenue benefited Diluted EPS by $0.06 and Adjusted Diluted EPS by $0.06.
•Adjusted Operating Income decreased 12.0% to $39.9 million compared to the first quarter of 2022. Adjusted Operating Margin decreased 150 basis points to 7.1% compared to the first quarter of 2022. The net change in margin on unearned revenue benefited net income by $6.1 million and Adjusted Operating Income by $8.2 million.
Balance Sheet and Cash Flow Highlights as of April 1, 2023
•The Company’s cash balance was $246.9 million as of April 1, 2023. The Company had no borrowings under its $300.0 million first lien revolving credit facility, exclusive of letters of credit of $6.4 million.

•Total debt was $566.9 million as of April 1, 2023, consisting of outstanding first lien term loans, convertible senior notes (“2025 Notes”) and finance lease obligations, net of unamortized discounts.
•Cash flows from operating activities for the first quarter of 2023 were $74.1 million compared to $47.1 million for the first quarter of 2022.
•Capital expenditures for the first quarter of 2023 totaled $27.7 million compared to $28.1 million for the first quarter of 2022.

Share Repurchase Program
•In the first quarter, the Company repurchased an additional 1.1 million shares of its common stock for $25.0 million. The Company has $25.0 million remaining under the current share repurchase authorization.

Fiscal 2023 Outlook
The Company’s fiscal 2023 outlook reflects current expected or estimated impacts related to macro-economic factors, including inflation, geopolitical instability and risks of recession, as well as constraints on exam capacity; however, the ultimate impact of these factors on the Company’s financial outlook remains uncertain with dynamic market conditions and the outlook shown below assumes no material deterioration to the Company’s current business operations as a result of such factors.

The Company reaffirms the previously provided outlook for its key operating metrics, while updating its expectations for tax rate from 26% to 26% - 28%. The Company is providing the following outlook for the 52 weeks ending December 30, 2023:

Fiscal 2023 Outlook
New Stores	65 - 70
Adjusted Comparable Store Sales Growth	0% - 3%
Net Revenue	$2.075 - $2.135 billion
Adjusted Operating Income	$48 - $66 million
Adjusted Diluted EPS[1]	$0.42 - $0.60
Depreciation and Amortization[2]	$104 - $106 million
Interest[3]	~$3 million
Tax Rate[4]	26% - 28%
Capital Expenditures	$115 - $120 million

1 - Assumes 80.2 million shares, and does not include 12.9 million shares attributable to the 2025 Notes as they are anticipated to be anti-dilutive to earnings per share for fiscal year 2023
2 - Includes amortization of acquisition intangibles of approximately $7.5 million, which is excluded in the definition of Adjusted Operating Income
3 - Before the impact of gains or losses on change in fair value of derivatives and charges related to amortization of debt discounts and deferred financing costs
4 - Excluding the impact of vesting of restricted stock units and stock option exercises

The fiscal 2023 outlook information provided above includes Adjusted Operating Income and Adjusted Diluted EPS guidance, which are non-GAAP financial measures management uses in measuring performance. The Company is not able to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including taxes and non-recurring items, which would be included in GAAP results. The impact of such items and unanticipated events could be potentially significant.
The fiscal 2023 outlook is forward-looking, subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material. As such, the Company’s results may not fall within the ranges contained in its fiscal 2023 outlook. The Company uses these forward-looking measures internally to assess and benchmark its results and strategic plans. See “Forward-Looking Statements” below.

Conference Call Details
A conference call to discuss the first quarter 2023 financial results is scheduled for today, May 11, 2023, at 8:30 a.m. Eastern Time. To pre-register for the conference call and obtain a dial-in number and passcode please refer to the “Investors” section of the Company’s website at www.nationalvision.com/investors. A live audio webcast of the conference call will be available on the “Investors” section of the Company’s website at
www.nationalvision.com/investors, where presentation materials will be posted prior to the conference call. A replay of the audio webcast will also be archived on the “Investors” section of the Company’s website.

About National Vision Holdings, Inc.
National Vision Holdings, Inc. is the second largest optical retail company in the United States (by sales) with more than 1,300 retail stores in 44 states and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the Company operates five retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, Vision Centers inside select Walmart stores, and Vista Opticals inside select Fred Meyer stores and on select military bases, and several e-commerce websites, offering a variety of products and services for customers’ eye care needs.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements contained under “Fiscal 2023 Outlook” as well as other statements related to our current beliefs and expectations regarding the performance of our industry, the Company’s strategic direction, market position, prospects including remote medicine and optometrist recruiting and retention initiatives, and future results. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Such factors include, but are not limited to, the COVID-19 pandemic and future resurgences, and related impacts including federal, state, and local governmental actions in response thereto; customer behavior in response to the pandemic, including the impact of such behavior on in-store traffic and sales; market volatility and an overall decline in the health of the economy and other factors impacting consumer spending, including inflation and uncertainty in financial markets (including as a result of recent bank failures and events affecting financial institutions); our ability to recruit and retain vision care professionals for our stores and remote medicine offerings in general and in light of the pandemic; our ability to compete successfully; our ability to successfully open new stores and enter new markets; our ability to expand our remote medicine offerings and electronic health records capabilities; our ability to maintain the performance of our Host and Legacy brands and our current operating relationships with our Host and Legacy partners; our ability to maintain sufficient levels of cash flow from our operations to execute or sustain our growth strategy or obtain additional financing at satisfactory terms or at all; the impact of wage rate increases, inflation, cost increases and increases in raw material prices and energy prices; our growth strategy straining our existing resources and causing the performance of our existing stores to suffer; our ability to successfully and efficiently implement our marketing, advertising and promotional efforts; risks associated with leasing substantial amounts of space, including future increases in occupancy costs; the impact of certain technological advances, and the greater availability of, or increased consumer preferences for, vision correction alternatives to prescription eyeglasses or contact lenses, and future drug development for the correction of vision-related problems; our ability to retain our existing senior management team and attract qualified new personnel; our ability to manage our inventory; seasonal fluctuations in our operating results and inventory levels; risks associated with our e-commerce and omni-channel business; the loss of, or disruption in the operations of, one or more of our distribution centers and/or optical laboratories, resulting in the inability to fulfill customer orders and deliver our products in a timely manner; risk of losses arising from our investments in technological innovators in the optical retail industry; risks associated with environmental, social and governance issues, including climate change; risks associated with vendors from whom our products are sourced, including our dependence on a limited number of suppliers; our ability to develop, maintain and extend relationships with managed vision care companies, vision insurance providers and other third-party payors; our ability to effectively operate our information technology systems and prevent interruption or security breach; our reliance on third-party coverage and reimbursement, including government programs, for an increasing portion of our revenues; our ability to adhere to extensive state, local and federal vision care and healthcare laws and regulations; our compliance with managed vision care laws and regulations; our ability to adhere to changing state, local and federal privacy, data security and data protection laws and regulations; product liability, product recall or personal injury issues; our failure to comply with, or changes in, laws, regulations, enforcement activities and other requirements; the impact of any adverse litigation judgments or settlements resulting from legal proceedings relating to our business operations; our ability to adequately protect our intellectual property; our significant amount of indebtedness and our ability to generate sufficient cash flow to satisfy our debt obligations; a change in interest rates as well as changes in benchmark rates and uncertainty related to the foregoing; restrictions in our credit agreement that limits our flexibility in operating our business; potential dilution to existing stockholders upon the conversion of our convertible notes; and risks related to owning our common stock (including the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program), including our ability to comply with requirements to design and implement and maintain effective internal controls. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.
Non-GAAP Financial Measures
To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “EBITDA,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Diluted EPS,” “Adjusted Comparable Stores Sales Growth,” “Adjusted SG&A,” and “Adjusted SG&A Percent of Net Revenue.” We believe EBITDA, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Adjusted SG&A and Adjusted SG&A Percent of Net Revenue assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.
To supplement the Company’s comparable store sales growth presented in accordance with GAAP, the Company provides “Adjusted Comparable Store Sales Growth,” which is a non-GAAP financial measure we believe is useful because it provides timely and accurate information relating to the two core metrics of retail sales: number of transactions and value of transactions. Management uses Adjusted Comparable Store Sales Growth as the basis for key operating decisions, such as allocation of advertising to particular markets and implementation of special marketing programs. Accordingly, we believe that Adjusted Comparable Store Sales Growth provides timely and accurate information relating to the operational health and overall performance of each brand. We also believe that, for the same reasons, investors find our calculation of Adjusted Comparable Store Sales Growth to be meaningful.
EBITDA: We define EBITDA as net income, plus interest expense (income), net, income tax provision (benefit), and depreciation and amortization.
Adjusted Operating Income: We define Adjusted Operating Income as net income, plus interest expense (income), net and income tax provision (benefit), further adjusted to exclude stock based compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, and certain other expenses.
Adjusted Operating Margin: We define Adjusted Operating Margin as Adjusted Operating Income as a percentage of net revenue.
Adjusted EBITDA: We define Adjusted EBITDA as net income, plus interest expense (income), net, income tax provision (benefit) and depreciation and amortization, further adjusted to exclude stock based compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, and certain other expenses.
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of net revenue.

Adjusted Diluted EPS: We define Adjusted Diluted EPS as diluted earnings per share, adjusted for the per share impact of stock based compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, amortization of debt discounts and deferred financing costs of the term loan borrowings, amortization of the conversion feature and deferred financing costs related to the 2025 Notes when not required under U.S. GAAP to be added back for diluted earnings per share, losses (gains) on change in fair value of derivatives, certain other expenses, and tax expense (benefit) from stock-based compensation, less the tax effect of these adjustments.
Adjusted SG&A: We define Adjusted SG&A as SG&A, adjusted to exclude stock based compensation expense, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expense, and certain other expenses.
Adjusted SG&A Percent of Net Revenue: We define Adjusted SG&A Percent of Net Revenue as Adjusted SG&A as a percentage of net revenue.
Adjusted Comparable Store Sales Growth: We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded on a cash basis (i.e. when the order is placed and paid for or submitted to a managed care payor, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation during the 13th full fiscal month following the store’s opening; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are excluded when stores do not open or close on the first day of the month; and (v) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation. There may be variations in the way in which some of our competitors and other retailers calculate comparable store sales. As a result, our adjusted comparable store sales may not be comparable to similar data made available by other retailers.
EBITDA, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Adjusted SG&A, Adjusted SG&A Percent of Net Revenue and Adjusted Comparable Store Sales Growth are not recognized terms under U.S. GAAP and should not be considered as an alternative to net income or the ratio of net income to net revenue as a measure of financial performance, SG&A, the ratio of SG&A to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with U.S. GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
Please see “Reconciliation of Non-GAAP to GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
In Thousands, Except Par Value
(Unaudited)

	As of April 1, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$246,906	$229,425
Accounts receivable, net	80,045	79,892
Inventories	123,524	123,158
Prepaid expenses and other current assets	36,004	41,361
Total current assets	486,479	473,836

Noncurrent assets:
Property and equipment, net	361,868	359,775
Goodwill	777,613	777,613
Trademarks and trade names	240,547	240,547
Other intangible assets, net	32,784	34,669
Right of use assets	389,697	382,825
Other assets	23,378	21,981
Total noncurrent assets	1,825,887	1,817,410
Total assets	$2,312,366	$2,291,246

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$74,624	$65,276
Other payables and accrued expenses	103,188	94,225
Unearned revenue	44,328	41,239
Deferred revenue	64,359	62,201
Current maturities of long-term debt and finance lease obligations	3,240	4,137
Current operating lease obligations	72,024	77,186
Total current liabilities	361,763	344,264

Noncurrent liabilities:
Long-term debt and finance lease obligations, less current portion and debt discount	563,702	563,388
Noncurrent operating lease obligations	371,687	358,110
Deferred revenue	21,852	21,601
Other liabilities	9,078	8,900
Deferred income taxes, net	87,558	93,870
Total non-current liabilities	1,053,877	1,045,869
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 84,555 and 84,273 shares issued as of April 1, 2023 and December 31, 2022, respectively; 78,085 and 78,992 shares outstanding as of April 1, 2023 and December 31, 2022, respectively	845	842
Additional paid-in capital	771,873	767,112
Accumulated other comprehensive loss	(991)	(1,179)
Retained earnings	338,787	320,517
Treasury stock, at cost; 6,470 and 5,281 shares as of April 1, 2023 and December 31, 2022, respectively	(213,788)	(186,179)
Total stockholders’ equity	896,726	901,113
Total liabilities and stockholders’ equity	$2,312,366	$2,291,246

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income
In Thousands, Except Earnings Per Share
(Unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
Revenue:
Net product sales	$464,761	$433,253
Net sales of services and plans	97,608	94,458
Total net revenue	562,369	527,711
Costs applicable to revenue (exclusive of depreciation and amortization):
Products	173,102	164,219
Services and plans	80,950	71,818
Total costs applicable to revenue	254,052	236,037
Operating expenses:
Selling, general and administrative expenses	249,922	228,554
Depreciation and amortization	24,813	25,151
Asset impairment	387	406
Other expense (income), net	(117)	231
Total operating expenses	275,005	254,342
Income from operations	33,312	37,332
Interest expense (income), net	4,867	(4,144)
Earnings before income taxes	28,445	41,476
Income tax provision	10,175	11,329
Net income	$18,270	$30,147

Earnings per share:
Basic	$0.23	$0.37
Diluted	$0.22	$0.34
Weighted average shares outstanding:
Basic	78,721	81,428
Diluted	92,136	94,904

Comprehensive income:
Net income	$18,270	$30,147
Unrealized gain on hedge instruments	253	252
Tax provision of unrealized gain on hedge instruments	65	64
Comprehensive income	$18,458	$30,335
Note: Diluted EPS for the first quarter of 2023 and 2022 is calculated using the if-converted method for the 2025 Notes. We added back $2.4 million and $2.3 million of interest expense (after tax) related to the 2025 Notes for the first quarter of 2023 and 2022, respectively, and assumed conversion of the 2025 Notes at the beginning of each respective period.

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
In Thousands
(Unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
Cash flows from operating activities:
Net income	$18,270	$30,147
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,813	25,151
Amortization of debt discount and deferred financing costs	792	770
Asset impairment	387	406
Deferred income tax expense (benefit)	(6,377)	8,410
Stock based compensation expense	4,315	3,734
Losses (gains) on change in fair value of derivatives	776	(9,727)
Inventory adjustments	944	838
Other	799	1,227
Changes in operating assets and liabilities:
Accounts receivable	(416)	(6,620)
Inventories	(1,310)	(4,570)
Operating lease right of use assets and lease liabilities	1,103	365
Other assets	3,585	1,875
Accounts payable	9,348	5,083
Deferred and unearned revenue	5,498	13,814
Other liabilities	11,537	(23,786)
Net cash provided by operating activities	74,064	47,117
Cash flows from investing activities:
Purchase of property and equipment	(27,721)	(28,097)
Other	106	20
Net cash used for investing activities	(27,615)	(28,077)
Cash flows from financing activities:
Repayments on long-term debt	—	(3)
Proceeds from issuance of common stock	493	1,820
Purchase of treasury stock	(27,609)	(10,649)
Payments on finance lease obligations	(1,546)	(1,109)
Net cash used for financing activities	(28,662)	(9,941)
Net change in cash, cash equivalents and restricted cash	17,787	9,099
Cash, cash equivalents and restricted cash, beginning of year	230,624	306,876
Cash, cash equivalents and restricted cash, end of period	$248,411	$315,975

Supplemental cash flow disclosure information:
Cash paid for interest	$459	$2,322
Cash paid (received) for taxes	$106	$(127)
Capital expenditures accrued at the end of the period	$7,634	$10,129

National Vision Holdings, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Financial Measures
In Thousands, Except Earnings Per Share
(Unaudited)

Reconciliation of Adjusted Operating Income to Net Income
	Three Months Ended
In thousands	April 1, 2023	April 2, 2022
Net income	$18,270	$30,147
Interest expense (income), net	4,867	(4,144)
Income tax provision	10,175	11,329
Stock based compensation expense (a)	4,315	3,734
Asset impairment (b)	387	406
Amortization of acquisition intangibles (c)	1,872	1,872
Other (f)	(13)	1,960
Adjusted Operating Income	$39,873	$45,304

Net income margin	3.2%	5.7%
Adjusted Operating Margin	7.1%	8.6%
Note: Percentages reflect line item as a percentage of net revenue, adjusted for rounding.

Reconciliation of EBITDA and Adjusted EBITDA to Net Income
	Three Months Ended
In thousands	April 1, 2023	April 2, 2022
Net income	$18,270	$30,147
Interest expense (income), net	4,867	(4,144)
Income tax provision	10,175	11,329
Depreciation and amortization	24,813	25,151
EBITDA	58,125	62,483

Stock based compensation expense (a)	4,315	3,734
Asset impairment (b)	387	406
Other (f)	(13)	1,960
Adjusted EBITDA	$62,814	$68,583

Net income margin	3.2%	5.7%
Adjusted EBITDA Margin	11.2%	13.0%
Note: Percentages reflect line item as a percentage of net revenue, adjusted for rounding.

Reconciliation of Adjusted Diluted EPS to Diluted EPS
	Three Months Ended
Shares in thousands, except per share amounts	April 1, 2023	April 2, 2022
Diluted EPS	$0.22	$0.34
Stock based compensation expense (a)	0.05	0.04
Asset impairment (b)	0.00	0.00
Amortization of acquisition intangibles (c)	0.02	0.02
Amortization of debt discount and deferred financing costs (d)	0.00	0.00
Losses (gains) on change in fair value of derivatives (e)	0.03	(0.10)
Other (f)	(0.00)	0.02
Tax expense (benefit) from stock-based compensation (g)	0.01	0.00
Tax effect of total adjustments (h)	(0.03)	0.00
Adjusted Diluted EPS	$0.31	$0.33

Weighted average diluted shares outstanding	92,136	94,904
Note: Some of the totals in the table above do not foot due to rounding differences.

Reconciliation of Adjusted SG&A and Adjusted SG&A Percent of Net Revenue to SG&A
	Three Months Ended
In thousands	April 1, 2023	April 2, 2022
SG&A	$249,922	$228,554
Stock compensation expense (a)	4,315	3,734
Other (i)	(13)	1,705
Adjusted SG&A	$245,620	$223,115

SG&A Percent of Net Revenue	44.4%	43.3%
Adjusted SG&A Percent of Net Revenue	43.7%	42.3%
Note: Percentages reflect line item as a percentage of net revenue.

(a)Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and performance vesting conditions.
(b)Reflects write-off of primarily property, equipment and lease-related assets on closed or underperforming stores.
(c)Amortization of the increase in carrying values of finite-lived intangible assets resulting from the application of purchase accounting to the acquisition of the Company by affiliates of KKR & Co. Inc.
(d)Amortization of deferred financing costs and other non-cash charges related to our long-term debt. We adjust for amortization of deferred financing costs related to the 2025 Notes only when adjustment for these costs is not required in the calculation of diluted earnings per share under U.S. GAAP.
(e)Reflects losses (gains) recognized in interest expense (income), net on change in fair value of de-designated hedges.
(f)Other adjustments include amounts that management believes are not representative of our operating performance (amounts in brackets represent reductions in Adjusted Operating Income, Adjusted Diluted EPS and Adjusted EBITDA), which are primarily related to excess payroll taxes on vesting of restricted stock units and exercises of stock options, executive severance and relocation and other expenses and adjustments, including losses on other investments of $0.3 million for the three months ended April 2, 2022.
(g)Tax expense (benefit) associated with accounting guidance requiring excess tax expense (benefit) related to vesting of restricted stock units and exercises of stock options to be recorded in earnings as discrete items in the reporting period in which they occur.
(h)Represents the income tax effect of the total adjustments at our combined statutory federal and state income tax rates.
(i)Reflects other expenses in (f) above, except for losses on other investments of $0.3 million for the three months ended April 2, 2022.

Reconciliation of Adjusted Comparable Store Sales Growth to Total Comparable Store Sales Growth
	Comparable store sales growth (a)
	Three Months Ended April 1, 2023	Three Months Ended April 2, 2022	2023 Outlook (b)
Owned & Host segment
America’s Best	1.7%	(7.3)%
Eyeglass World	(1.3)%	(6.3)%
Military	3.2%	(4.1)%
Fred Meyer	(9.5)%	1.4%
Legacy segment	(3.2)%	(4.3)%

Total comparable store sales growth	3.0%	(4.9)%	0% - 3%
Adjusted Comparable Store Sales Growth (b)	0.8%	(6.8)%	0% - 3%
(a)Total comparable store sales is calculated based on consolidated net revenue excluding the impact of (i) Corporate/Other segment net revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the CODM reviews, and consistent with reportable segment revenues presented in Note 10. “Segment Reporting” in our unaudited condensed consolidated financial statements included in Part I. Item 1. in our Quarterly Report on Form 10-Q for the period ended April 1, 2023, with the exception of the Legacy segment, which is adjusted as noted in (b) (ii) below.
(b)There are two differences between total comparable store sales growth based on consolidated net revenue and Adjusted Comparable Store Sales Growth: (i) Adjusted Comparable Store Sales Growth includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in the following changes from total comparable store sales growth based on consolidated net revenue: a decrease of 2.0% and a decrease of 1.8% for the three months ended April 1, 2023 and April 2, 2022, respectively; and (ii) Adjusted Comparable Store Sales Growth includes retail sales to the Legacy partner’s customers (rather than the revenues recognized consistent with the management & services agreement with the Legacy partner), resulting in the following changes from total comparable store sales growth based on consolidated net revenue: a decrease of 0.2% and a decrease of 0.1% for the three months ended April 1, 2023 and April 2, 2022, respectively; (iii) with respect to the Company’s 2023 Outlook, Adjusted Comparable Store Sales Growth includes an estimated 0.2% decrease for the effect of deferred and unearned revenue as if such revenues were earned at the point of sale and retail sales to the Legacy partner’s customers (rather than the revenues recognized consistent with the management & services agreement).

Investors:
National Vision Holdings, Inc.
Caitlin Churchill
(203) 682-8200
investor.relations@nationalvision.com

Media:
National Vision Holdings, Inc.
Racheal Peters, Manager of External Communications
(470) 448-2303
media@nationalvision.com